EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of this Schedule 13G with respect to the Securities of the Issuer and further agree that this joint filing agreement be included as an exhibit to this Schedule 13G. In evidence thereof, the undersigned hereby execute this Agreement as of May 8, 2014.

ROYAL BANK OF CANADA

/s/ John Penn[1]
Signature

John Penn/Authorized Signatory
Name/Title

RBC CAPITAL MARKETS, LLC

/s/ John Penn[2]
Signature

John Penn/Authorized Signatory
Name/Title

[1]	This Schedule 13G/A was executed by John Penn pursuant to the power of attorney filed with the Securities and Exchange Commission on August 9, 2013 in connection with a Schedule 13G/A for RMR Real Estate Income Fund, which power of attorney is incorporated herein by reference.
[2]	This Schedule 13G/A was executed by John Penn pursuant to the power of attorney filed with the Securities and Exchange Commission on November 12, 2010 in connection with a Schedule 13G/A for RMR Real Estate Income Fund, which power of attorney is incorporated herein by reference.